Exhibit 10.23

PUBLICITY AGREEMENT

Prepared for Aberdene Mines Ltd. by Capital Financial Media, Inc.

AGREEMENT made this 23rd day of February 2004, by and between Capital Financial Media, Inc. ("Publisher") and Aberdene Mines, Ltd. (the "Company").

WITNESSETH:

WHEREAS, the Company is or will be publicly held with its common stock trading on one or more stock Exchanges, and

WHEREAS, the Company desires to publicize itself with the intention of making its name and business better known to potential shareholders, and

WHEREAS, the Publisher is in the business of public relations, direct mail advertising and other related activities, and

WHEREAS, the Publisher is willing to help publicize the Company.

NOW THEREFORE, in conclusion of the mutual covenants herein contained, it is agreed:

1. Engagement. The Company hereby engages the Publisher to:

- Cause to be prepared an advertising/advertorial product (mailing package that prominently features a report on the Company - distribute the same to no less than 500,000 US residents.

2. Assistance. The Company acknowledges the Publisher will prepare and distribute an advertising/advertorial report on the Company. Publisher agrees to assist in additional advertising/advertorial report mailings, as requested, based upon additional production budgets. All advertising/advertorial disseminations sponsored by the Company will be fully disclosed as paid advertising (disclosing the amount and nature of compensation and associated cost of the program as provided for by applicable US Securities Act and other regulations.)

3. Preparation of Report. The Company will cooperate fully and timely with the Publisher to supply all material reasonably requested by either to prepare the report. Because the Publisher will rely upon this information in preparation of the report and programs, the Company represents to the Publisher that all such information shall be true, accurate, and complete and not misleading, in any request.

4. Company Review. No material about the Company shall be distributed by Publisher unless and until the Company has reviewed and approved the same. The Company will act diligently and promptly in reviewing materials submitted to it by the Publisher to enhance timely distribution of the materials and will inform the Publisher in writing, of any inaccuracies contained in the material prepared prior to the projected publication and/or delivery dated. The Company will acknowledge in writing that the material acceptable (as corrected, if applicable).

5. Program cost. In consideration of the services to be preformed by the Publisher and various vendors and sub-contractors, the Company agrees to pay Publisher for all costs of creation and coordination fo the programs outlined in section 1 and reasonable allowance for Publisher's overhead and creative direction incurred in connection with performance of this Agreement. Such costs to be paid by the Company will be no more than US$750,000.

6. Funds Delivery Schedule. A non-refundable (US$100,000) initial deposit is required with the executed agreement by 2/23/04. US$250,000 is due by 5/19/04. And a final payment of US$150,000 is due 3 days prior to mailing (5/28/04). See Exhibit A for funds delivery instruction.

7. Publisher Disclaimer. PUBLISHER MAKES NO REPRESENTATION THAT: (A) ITS PUBLICATION AND DISTRIBUTION OF THE PROGRAMS WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY, (B) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL BECOME A SHAREHOLDER IN THE COMPANY AS A RESULT OF THE DISTRIBUTION OR (D) AN PERSON WILL LEND MONEY TO OR INVEST IN THE COMPANY.

8. Limitation of Publisher Liability. If Publisher fails to perform its services hereunder, its entire liability to the Company shall not exceed the less of: (a) the amount of cash payment Publisher has received from the Company excluding any non-refundable deposits and or (b) the actual and direct damage to the Company as a result of such non-performance IN NO EVENT WILL PUBLISHER OR PARTNER BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT.

9. Ownership of Materials. All right, title and interest in and to materials to be produced by Publisher in connection with the services to be rendered under this Agreement shall be and remain the sole and exclusive property of it.

10. Confidentiality. Until such time as the same may become publicly known. Publisher agrees that any information provided to it by the Company of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon the written request to it. Notwithstanding the foregoing, Publisher shall be liable for any revelation of confidential information that arises from sources other than directly from the beneficial owners of Publisher, being recognized and understood that in the course of performance of this Agreement, many persons will have to receive access to such materials.

11. Notices. All notice hereunder shall be in writing and address to the party at the address herein set forth, or at such address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail, or by national overnight courier. If Company is anon-resident of the United State; the equivalent services of the postal system of the Company's residence may be used. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mail or delivered to such courier service.

Notice shall be addressed to Publisher at:

Capital Financial Media, Inc.
Attn: Brian Sode
120A NE 5th Avenue
Delray Beach, FL 33483
(561) 272-0460

and to the Company at:

Aberdene Mines, Ltd.
Attn: ____________________
101 Convention Center Drive
Suite 700
Las Vegas, NV 89109

Such addresses and notices may be changed at any time by either party by utilizing the foregoing notice procedures. Any notices to be given hereunder will be effective if executed by and sent to the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notices counsel may communicate directly in writing which such parties to the extent necessary to give such notice.

12. Compliance with Law. Publisher shall have no obligation to send any mailings to residents of States of the United States of America in which the common stock of the Company cannot be secondarily traded on a solicited basis. The Company and Publisher will agree upon the States to which the mailings will be directed.

13. Miscellaneous.

a. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the State of Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceedings, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper.

b. Venue. Any litigation under this Agreement shall have as its sole and exclusive venue the appropriate state or federal courts sitting in the State of Florida.

c. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party executed each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

d. Separability. If any one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, such shall not affect any other provision hereof, and this Agreement shall be construed as is such provision had never been contained herein.

e. Regulatory Acceptance. If the stock of the Company is listed on a foreign exchange(s), this Agreement shall be subject to its acceptance by such exchange(s) to the extent required by the rules of such exchange(s).

f. Presumption Against Draftsman. The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

g. The duties and obligation of the Company shall inure to the benefit of the Publisher.

EXECUTED as a sealed instrument of the day and year first above written.

Capital Financial Media, Inc.		Aberdene Mines Ltd.

BY:	/s/ Brian Sodi	BY:	/s/ Brent Jardine
	Duly Authorized		Duly Authorized